Exhibit 99.1

Global Aircraft Solutions Appoints New CEO for Hamilton Aerospace and World Jet Subsidiaries

TUCSON, Ariz.-January 14, 2008 - Global Aircraft Solutions, Inc. (OTC BB: GACF) an integrated aviation company engaged in aircraft trading, aircraft parts sales, and scheduled maintenance, repair and overhaul (MRO) services for commercial airlines, charter airlines and aviation leasing companies, today announced that, effective immediately, Gordon D. Hamilton has been appointed Chief Executive Officer of its two wholly owned subsidiaries, Hamilton Aerospace Technologies, Inc. and World Jet, Inc.

Gordon “Dito” Hamilton is the son of Hamilton Aviation founder, Gordon B. Hamilton, and literally grew up in the aviation business. Mr. Hamilton joined Hamilton Aviation full time as Vice President, Marketing after graduating with honors from the University of Chicago in 1978. Gordon became President and Chief Executive Officer of Hamilton Aviation in 1993; a position that he held until joining the board of directors of Global Aircraft Solutions after Global purchased the assets of Hamilton Aviation in 2002.

“Hamilton Aerospace and World Jet are both sound businesses with excellent people and tremendous upside,” said Gordon. He added, “From years of providing maintenance support to aircraft leasing companies, I am convinced that Global’s aircraft trading business segment is an important element that can take the Company to levels not achievable through aircraft support services alone. I also believe we have the personnel and business relationships to capitalize on the vast potential of aircraft sales and leasing. However, aircraft maintenance and parts support is our core business and is the foundation that makes successful aircraft trading possible. By focusing on those fundamentals, I hope to be able to contribute to the success of the Company’s overall business plan.”

John Sawyer, President of Global Aircraft Solutions added, “A vertically integrated aerospace company like GACF has a lot of moving parts that take a great deal of attention. The addition of someone with Gordon’s background and experience should greatly enhance the ability of the rest of our management team to effectively operate and grow our Company.”

About Global Aircraft Solutions -

Global Aircraft Solutions provides parts support and maintenance, repair and overhaul (MRO) services for large passenger jet aircraft to scheduled and charter airlines and aviation leasing companies. Hamilton Aerospace and World Jet, both divisions of Global Aircraft Solutions, operate from facilities comprising about 25 acres located at Tucson International Airport. These facilities include hangars, workshops, warehouses, offices and other buildings. Notable customers include Avolar Airlines, Jetran International, Goodrich Corporation, AAR, the Mexican Government, Afrijet Airlines,

Pegasus Aviation, Aloha Airlines, Alant Soyuz, United Breweries Holdings and Global Aircraft Leasing Partners.

Global's website is located at www.globalaircraftsolutions.com. The Hamilton Aerospace website is located at www.hamaerotech.com.

Safe Harbor

Except for the historical information presented, this press release contains "forward-looking statements" made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 or regulations thereunder including, but not limited to expected and estimated revenue and earnings. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company or its subsidiaries or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. These risks include the economic health of the airline industry, demand for Global Aircraft Solutions’ services, and competitive pricing pressures.

In addition, other risks are detailed in Global's Form 10-K for the year ended December 31, 2006, and Global’s Form 10-Q for the quarter ended September 30, 2007. These statements speak only as of above dates, and Global disclaims any intent or obligation to update them.

Contact: Global Aircraft Solutions Ian Herman, (520) 275-6059 iherman@hamaerotech.com

Or

Alliance Advisors, LLC Alan Sheinwald, 914-669-0222 asheinwald@allianceadvisors.net